                                                      PUBLIC RELATIONS
                                                      METLIFE, INC.
FOR IMMEDIATE RELEASE NEWS                            ONE METLIFE PLAZA
                                                      27-01 QUEENS PLAZA NORTH
                                                      LONG ISLAND CITY, NY 11101

METLIFE                                                         [SNOOPY GRAPHIC]


Contacts:   For Media:                          For Investors:
            John Calagna                        Tracey Dedrick
            (212) 578-6252                      (212) 578-5140

                  METLIFE ANNOUNCES THIRD QUARTER 2005 RESULTS

-NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $0.97 PER DILUTED COMMON SHARE-
              - OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS
               OF $1.01 PER DILUTED COMMON SHARE, A 23% INCREASE -

NEW YORK, October 27, 2005 - MetLife, Inc. (NYSE: MET) today reported third quarter 2005 net income available to common shareholders of $742 million, or $0.97 per diluted common share, compared with $695 million, or $0.92 per diluted common share, for the third quarter of 2004.

                                               For the three months ended September 30,
                                 -------------------------------------------------------------------
                                             2005                                2004
                                 ------------------------------       ------------------------------
                                     (Dollars in millions, except per diluted common share data)
Net income available to
   common shareholders                      $  742                              $  695
Net income available to
   common shareholders per
   diluted common share                     $ 0.97                              $ 0.92
Operating earnings available
   to common shareholders(1)                $  780                              $  618
Operating earnings available
   to common shareholders per
   diluted common  share(1)                 $ 1.01                              $ 0.82
Book value per diluted common
   share                                    $34.75                              $30.50
Book value per diluted common
   share, excluding
   accumulated other
   comprehensive income(1)                  $32.32                              $26.79

(1) Operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share and book value per diluted common share (excluding accumulated other comprehensive income) are not calculated based on generally accepted accounting principles ("GAAP"). Information regarding non-GAAP financial measures in this press release and the reconciliation of them to GAAP measures are provided in the Non-GAAP and Other Financial Disclosures section below, as well as in the tables that accompany this release.

THIRD QUARTER HIGHLIGHTS
- Achieved quarterly net income available to common shareholders of $742 million

- Earned total premiums, fees and other revenues of $8 billion, a 19% increase over the prior year period

-     Reached $483 billion in assets under management

- Completed acquisition of Travelers Life & Annuity and substantially all of Citigroup's international insurance businesses on July 1, which contributed approximately 10% to operating earnings available to common shareholders, excluding integration and related expenses for the quarter


"During the third quarter of 2005, MetLife continued to deliver overall strong results reflecting, in part, an important contribution from the businesses we acquired as a result of the Travelers transaction. We remain on track to complete the integration of the Travelers business by November 1," said Robert
H. Benmosche, chairman and chief executive officer of MetLife, Inc. "We have been extremely effective over the past few months integrating Travelers, while maintaining intense focus on achieving our overall financial objectives. This focus, along with the 2005 annual dividend we announced earlier this week, further demonstrates our commitment to providing value to MetLife's shareholders and fulfilling the promises we continue to make to our customers."

Operating earnings available to common shareholders for the third quarter of 2005 were $780 million, or $1.01 per diluted common share, compared with $618 million, or $0.82 per diluted common share, for the prior year period.

ESTIMATED KATRINA LOSSES
MetLife estimates that the company's total net losses from Hurricane Katrina, which impacted the Auto & Home and Institutional (primarily disability business) segments, will be $130 million, net of income taxes and reinsurance recoverables and including premiums related to the catastrophe, or $0.17 per diluted common share. MetLife estimates its gross losses from Katrina to be approximately $340 million, primarily arising from the company's homeowners business.

THIRD QUARTER SEGMENT OVERVIEW
Reconciliations of segment net income available to common shareholders to segment operating earnings available to common shareholders are provided in the tables that accompany this release.

During the quarter, MetLife had integration-related expenses of $38 million and recorded an accrual of $75 million for an employee bonus tied to the timely completion of the Travelers integration.

INSTITUTIONAL BUSINESS EARNINGS UP 30%
Institutional Business operating earnings available to common shareholders for the third quarter of 2005 were $386 million, compared with $298 million in the prior year period. Strong growth in the asset base for retirement & savings, due in large part to the Travelers acquisition, as well as higher net investment income, contributed to the earnings growth in the segment. In addition, non-medical health & other earnings increased 39%, primarily due to business growth across the majority of products. This includes a $12 million increase, net of income taxes, in disability benefits related to Hurricane Katrina.

During the quarter, group life premiums, fees and other revenues grew 16% over the prior year period primarily due to sales growth and favorable renewal activity, including a substantial, one-time premium on a large participating contract. Retirement & savings net investment income grew 61% compared to the prior year period largely due to the Travelers acquisition, higher corporate joint venture income and an increase in the asset base driven by favorable guaranteed interest contract sales. Non-medical health premiums, fees and other revenues increased 13% over the prior year period due to continued growth across all product lines.

INDIVIDUAL BUSINESS EARNINGS UP 66%
Individual Business operating earnings available to common shareholders were $331 million in the third quarter of 2005, compared with $200 million in the prior year period. The strong growth in the segment was driven by the Travelers acquisition, as well as continued growth in the business. Traditional life results benefited from strong investment performance and favorable mortality in the open block of business. Fees for the investment-type products within the annuity business doubled compared with the prior year period as a result of growth in the separate account assets. Annuity results also benefited from strong investment performance. Traditional life first year premiums and deposits were up 18%, driven by higher term life sales.

AUTO & HOME EARNINGS
The Auto & Home segment reported an operating loss of $26 million in the third quarter of 2005, compared with operating earnings available to common shareholders of $34 million in the prior year period. During the quarter, the segment had catastrophe losses of $130 million, net of income taxes and reinsurance recoverables and including premiums related to the catastrophes. These losses were primarily due to Hurricane Katrina ($116 million, net of income taxes and reinsurance recoverables and including premiums related to the catastrophe) and Hurricanes Rita and Ophelia ($6 million, net of income taxes). While the homeowners business was significantly impacted by hurricanes, earnings in the auto business increased 25%.

INTERNATIONAL EARNINGS UP 40%
International operating earnings available to common shareholders were $66 million in the third quarter of 2005, compared with $47 million in the prior year period. Earnings in this segment increased due in part to a one-time $15 million tax benefit, as well as continued business growth in Latin America and Asia Pacific.

INVESTMENTS
During the third quarter of 2005, variable income was at higher than normal levels, primarily from corporate joint ventures.

EARNINGS CONFERENCE CALL
MetLife will hold its third quarter earnings conference call and audio Webcast on Friday, October 28, 2005, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1003 (domestic and international callers). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page).

NON-GAAP AND OTHER FINANCIAL DISCLOSURES
MetLife analyzes its performance using non-GAAP measures called operating earnings, operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share. Operating earnings is defined as GAAP net income excluding net investment gains and losses, net of income taxes, adjustments related to net investment gains and losses, net of income taxes, the impact from the cumulative effect of a change in accounting, net of income taxes, and discontinued operations other than discontinued real estate, net of income taxes. Scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends, which are recorded in Corporate & Other. Operating earnings available to common shareholders per diluted common share is calculated by dividing operating earnings available to common shareholders by the number of weighted average diluted common shares outstanding for the period indicated. MetLife believes these measures enhance the understanding and comparability of its performance by excluding net investment gains and losses, net of income taxes, and adjustments related to net investment gains and losses, net of income taxes, both of which can fluctuate significantly from period to period, the impact of the cumulative effect of a change in accounting, net of income taxes, and discontinued operations other than discontinued real estate, net of income taxes, thereby highlighting the results from operations and the underlying profitability drivers of the business. Operating earnings, operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share should not be viewed as substitutes for GAAP net income, GAAP net income available to common shareholders and GAAP net income available to common shareholders per diluted common share, respectively.

                                                         For the three months ended September 30,
                                   ---------------------------------------------------------------------------------
                                                     2005                                        2004
                                   -------------------------------------       -------------------------------------
                                             (Dollars in millions, except per diluted common share data)
Net income available to
   common shareholders                        $742                $ 0.97                 $ 695                $ 0.92
Net investment (gains)
   losses, net of income
   taxes(1)                                     15                  0.02                  (118)                (0.16)
Adjustments related to net
   investment (gains) losses,
   net of income taxes(2)                       30                  0.03                    44                  0.06
Discontinued operations, net
   of income taxes(3)                           (7)                (0.01)                   (3)                   --
                                   -------------------------------------       -------------------------------------
Operating earnings available
   to common shareholders                     $780                $ 1.01                 $ 618                $ 0.82
                                   =====================================       =====================================

Book value per diluted common
   share                                    $34.75                                      $30.50
Accumulated other
   comprehensive income per
   diluted common share                     $(2.43)                                     $(3.71)
                                   ---------------                             ---------------
Book value per diluted common
   share, excluding
   accumulated other
   comprehensive income                     $32.32                                      $26.79
                                   ===============                             ===============

(1) Net investment (gains) losses, net of income taxes, includes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations of $(30) million and $10 million for the three months ended September 30, 2005 and 2004, respectively, and excludes (gains) losses of $(17) million and $(8) million for the three months ended September 30, 2005 and 2004, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(2) Adjustments related to net investment (gains) losses, net of income taxes, include amortization of deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(3) Excludes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations.

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company.
Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to, the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and
(xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

MetLife, Inc. is a leading provider of insurance and other financial services to millions of individual and institutional customers throughout the United States. Through its subsidiaries and affiliates, MetLife, Inc. offers life insurance, annuities, automobile and homeowner's insurance and retail banking services to individuals, as well as group insurance, reinsurance and retirement and savings products and services to corporations and other institutions. Outside the U.S., the MetLife companies have direct insurance operations in Asia Pacific, Latin America and Europe. For more information, please visit www.metlife.com.

For a copy of MetLife's Quarterly Financial Supplement, please visit www.metlife.com.

                                        # # #

                                  MetLife, Inc.
                        Consolidated Statements of Income
                                    Unaudited
                          (Dollar amounts in millions)

                                                                          Three months ended             Nine months ended
                                                                             September 30,                 September 30,
                                                                          -------------------           -------------------
                                                                          2005           2004           2005           2004
                                                                          ----           ----           ----           ----
Premiums                                                                $  6,514       $  5,679       $ 18,514       $ 16,400
Universal life and investment-type product policy fees                     1,112            736          2,716          2,120
Net investment income                                                      4,088          3,059         10,784          9,076
Other revenues                                                               348            292            948            889
Net investment gains (losses)                                                (50)           206            268            369
                                                                        --------       --------       --------       --------
      Total revenues                                                      12,012          9,972         33,230         28,854
                                                                        --------       --------       --------       --------

Policyholder benefits and claims                                           6,837          5,924         19,018         16,775
Interest credited to policyholder account balances                         1,149            739          2,764          2,220
Policyholder dividends                                                       426            407          1,261          1,252
Other expenses                                                             2,615          1,933          6,591          5,645
                                                                        --------       --------       --------       --------
      Total expenses                                                      11,027          9,003         29,634         25,892
                                                                        --------       --------       --------       --------

Income from continuing operations before provision
   for income taxes                                                          985            969          3,596          2,962
Provision for income taxes                                                   246            290          1,049            817
                                                                        --------       --------       --------       --------
Income from continuing operations                                            739            679          2,547          2,145
Income from discontinued operations, net of income taxes                      34             16          1,458            188
                                                                        --------       --------       --------       --------
Income before cumulative effect of a change in accounting,
   net of income taxes                                                       773            695          4,005          2,333
Cumulative effect of a change in accounting, net of income taxes (1)          --             --             --            (86)
                                                                        --------       --------       --------       --------
Net income                                                                   773            695          4,005          2,247
Preferred stock dividend                                                      31             --             31             --
                                                                        --------       --------       --------       --------
Net income available to common shareholders                             $    742       $    695       $  3,974       $  2,247
                                                                        ========       ========       ========       ========


OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS RECONCILIATION
-------------------------------------------------------------------
Net income available to common shareholders                                  742            695          3,974          2,247
   Net investment gains (losses)                                             (23)           178          2,181            458
   Minority interest - net investment gains (losses)                          (1)             2            (12)           (14)
   Net investment gains (losses) tax benefit (provision)                       9            (62)          (766)          (148)
                                                                        --------       --------       --------       --------
Net investment gains (losses), net of income taxes (2)(3)                    (15)           118          1,403            296
   Adjustments related to policyholder benefits and dividends                (55)           (74)           (71)            73
   Adjustments related to other expenses                                       7              6            (17)           (16)
   Adjustments related to tax benefit (provision)                             18             24             31            (20)
                                                                        --------       --------       --------       --------
Adjustments related to net investment gains (losses),
   net of income taxes (4)                                                   (30)           (44)           (57)            37
Cumulative effect of a change in accounting,
   net of income taxes (1)                                                    --             --             --            (86)
Discontinued operations, net of income taxes (5)                               7              3            156             18
                                                                        --------       --------       --------       --------
Operating earnings available to common shareholders                     $    780       $    618       $  2,472       $  1,982
                                                                        ========       ========       ========       ========

(1) The cumulative effect of a change in accounting, net of income taxes, for the nine months ended September 30, 2004, is in accordance with AICPA Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts.

(2) Net investment gains (losses), net of income taxes, includes gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations, of $30 million and $1,269 million, respectively, for the three months and nine months ended September 30, 2005 and ($10) million and $88 million, respectively, for the three months and nine months ended September 30, 2004.

(3) Net investment gains (losses), net of income taxes, excludes gains (losses) of $17 million and $40 million, respectively, for the three months and nine months ended September 30, 2005 and $8 million and $31 million, respectively, for the three months and nine months ended September 30, 2004 from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(4) Adjustments related to net investment gains (losses), net of income taxes, includes amortization of deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(5) Excludes gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations.

                                  MetLife, Inc.
                              Financial Highlights
                                    Unaudited

          (Dollar amounts in millions, except per common share data or unless otherwise noted)

                                                           At or for the three months    At or for the nine months
                                                               ended September 30,           ended September 30,
                                                               -------------------           -------------------
                                                               2005           2004           2005           2004
                                                               ----           ----           ----           ----
Other Financial Data:
  Net income available to common shareholders               $     742      $     695      $   3,974      $   2,247
  Operating earnings available to common shareholders       $     780      $     618      $   2,472      $   1,982
  Total assets under management (billions)                  $   482.8      $   346.2      $   482.8      $   346.2

Individual Business Sales Data:
  Total first year life premiums and deposits               $     357      $     240      $     777      $     716
  Variable and Universal life first year premiums and
    deposits (including COLI/BOLI)                          $     305      $     196      $     626      $     580

  Total annuity deposits                                    $   3,624      $   2,410      $   8,660      $   8,728
  Mutual fund sales                                         $   1,006      $     689      $   2,876      $   2,598

Earnings Per Share Calculation:
  Weighted average common shares outstanding - diluted          768.7          753.4          753.1          757.3
  Operating earnings available to common shareholders
    per common share - diluted                              $    1.01      $    0.82      $    3.28      $    2.62
  Net income available to common shareholders per
    common share - diluted                                  $    0.97      $    0.92      $    5.28      $    2.97

                                  MetLife, Inc.
                               Balance Sheet Data
         September 30, 2005 (Unaudited) and December 31, 2004 (Audited)
                          (Dollar amounts in millions)

                                                                             At              At
                                                                         September 30,   December 31,
                                                                            2005            2004
                                                                         -------------   ------------
Balance Sheet Data:
  General account assets                                                  $ 358,775       $ 270,039
  Separate account assets                                                   124,044          86,769
                                                                          ---------       ---------
    Total assets                                                          $ 482,819       $ 356,808
                                                                          =========       =========

  Policyholder liabilities (including amounts of closed block)            $ 260,256       $ 194,104
  Short-term debt                                                             1,303           1,445
  Long-term debt                                                              9,492           7,412
  Junior subordinated debt securities underlying common equity units          2,134              --
  Shares subject to mandatory redemption                                        278             278
  Other liabilities                                                          56,555          43,976
  Separate account liabilities                                              124,044          86,769
                                                                          ---------       ---------
    Total liabilities                                                       454,062         333,984
                                                                          ---------       ---------
  Preferred stock, at par value                                                   1              --
  Common stock, at par value                                                      8               8
  Additional paid-in capital                                                 17,273          15,037
  Retained earnings                                                          10,582           6,608
  Treasury stock                                                               (981)         (1,785)
  Accumulated other comprehensive income                                      1,874           2,956
                                                                          ---------       ---------
    Total stockholders' equity                                               28,757          22,824
                                                                          ---------       ---------
    Total liabilities and stockholders' equity                            $ 482,819       $ 356,808
                                                                          =========       =========

                                  MetLife, Inc.
         Reconciliations of Net Income Available to Common Shareholders
             to Operating Earnings Available to Common Shareholders
                                    Unaudited
                          (Dollar amounts in millions)

                                                                       Three months ended                 Nine months ended
                                                                          September 30,                     September 30,
                                                                      ------------------------         -------------------------
                                                                      2005            2004 (1)         2005 (1)         2004 (1)
                                                                      ----            --------         --------         --------
Total Institutional Operations
      Net income available to common shareholders                   $     343        $     335        $   1,282        $   1,030
      Net investment gains (losses), net of income taxes                  (61)              61              209              134
      Adjustments related to net investment gains (losses),
         net of income taxes                                               18              (24)              17               16
      Cumulative effect of a change in accounting,
         net of income taxes                                               --               --               --              (60)
                                                                    ---------        ---------        ---------        ---------
      Operating earnings available to common shareholders           $     386        $     298        $   1,056        $     940
                                                                    =========        =========        =========        =========

Institutional Operations
   Group Life
      Net income available to common shareholders                   $     113        $     103        $     283        $     321
      Net investment gains (losses), net of income taxes                    7                3               (3)              18
      Adjustments related to net investment gains (losses),
         net of income taxes                                                4               --                4               --
                                                                    ---------        ---------        ---------        ---------
      Operating earnings available to common shareholders           $     102        $     100        $     282        $     303
                                                                    =========        =========        =========        =========

   Retirement & Savings
      Net income available to common shareholders                   $     178        $     185        $     796        $     543
      Net investment gains (losses), net of income taxes                  (45)              39              198               99
      Adjustments related to net investment gains (losses),
         net of income taxes                                                7               (3)               8               17
      Cumulative effect of a change in accounting,
         net of income taxes                                               --               --               --              (40)
                                                                    ---------        ---------        ---------        ---------
      Operating earnings available to common shareholders           $     216        $     149        $     590        $     467
                                                                    =========        =========        =========        =========

   Non-Medical Health & Other
      Net income available to common shareholders                   $      52        $      47        $     203        $     166
      Net investment gains (losses), net of income taxes                  (23)              19               14               17
      Adjustments related to net investment gains (losses),
         net of income taxes                                                7              (21)               5               (1)
      Cumulative effect of a change in accounting,
         net of income taxes                                               --               --               --              (20)
                                                                    ---------        ---------        ---------        ---------
      Operating earnings available to common shareholders           $      68        $      49        $     184        $     170
                                                                    =========        =========        =========        =========

Total Individual Operations
      Net income available to common shareholders                   $     314        $     259        $   1,265        $     685
      Net investment gains (losses), net of income taxes                   (6)              80              353               92
      Adjustments related to net investment gains (losses),
         net of income taxes                                              (11)             (21)             (31)              (3)
                                                                    ---------        ---------        ---------        ---------
      Operating earnings available to common shareholders           $     331        $     200        $     943        $     596
                                                                    =========        =========        =========        =========

Individual Operations
   Traditional Life
      Net income available to common shareholders                   $     109        $     101        $     551        $     264
      Net investment gains (losses), net of income taxes                   31               61              300               65
      Adjustments related to net investment gains (losses),
         net of income taxes                                              (22)             (18)             (29)              --
                                                                    ---------        ---------        ---------        ---------
      Operating earnings available to common shareholders           $     100        $      58        $     280        $     199
                                                                    =========        =========        =========        =========

   Variable & Universal Life
      Net income available to common shareholders                   $      46        $      42        $     133        $      86
      Net investment gains (losses), net of income taxes                  (12)               5              (11)               3
      Adjustments related to net investment gains (losses),
         net of income taxes                                                7               (2)               3               (1)
      Cumulative effect of a change in accounting,
         net of income taxes                                               --               --               --              (11)
                                                                    ---------        ---------        ---------        ---------
      Operating earnings available to common shareholders           $      51        $      39        $     141        $      95
                                                                    =========        =========        =========        =========

   Annuities
      Net income available to common shareholders                   $     148        $     106        $     556        $     321
      Net investment gains (losses), net of income taxes                  (29)               9               66               28
      Adjustments related to net investment gains (losses),
         net of income taxes                                                4               (1)              (5)              (2)
      Cumulative effect of a change in accounting,
         net of income taxes                                               --               --               --               11
                                                                    ---------        ---------        ---------        ---------
      Operating earnings available to common shareholders           $     173        $      98        $     495        $     284
                                                                    =========        =========        =========        =========

   Other
      Net income (loss) available to common shareholders            $      11        $      10        $      25        $      14
      Net investment gains (losses), net of income taxes                    4                5               (2)              (4)
                                                                    ---------        ---------        ---------        ---------
      Operating earnings (loss) available to common shareholders    $       7        $       5        $      27        $      18
                                                                    =========        =========        =========        =========

Total Auto & Home
      Net income available to common shareholders                   $     (29)       $      33        $     145        $     147
      Net investment gains (losses), net of income taxes                   (3)              (1)              (6)              (4)
                                                                    ---------        ---------        ---------        ---------
      Operating earnings available to common shareholders           $     (26)       $      34        $     151        $     151
                                                                    =========        =========        =========        =========

Auto & Home
   Auto
      Net income available to common shareholders                   $      63        $      51        $     171        $     131
      Net investment gains (losses), net of income taxes                   (2)              (1)              (4)              (4)
                                                                    ---------        ---------        ---------        ---------
      Operating earnings available to common shareholders           $      65        $      52        $     175        $     135
                                                                    =========        =========        =========        =========

                                                                       Three months ended                 Nine months ended
                                                                          September 30,                     September 30,
                                                                      ------------------------         -------------------------
                                                                      2005            2004 (1)         2005 (1)         2004 (1)
                                                                      ----            --------         --------         --------
   Homeowners
      Net income available to common shareholders                   $     (86)       $     (18)       $     (23)       $      16
      Net investment gains (losses), net of income taxes                   --               --               (1)              --
                                                                    ---------        ---------        ---------        ---------
      Operating earnings available to common shareholders           $     (86)       $     (18)       $     (22)       $      16
                                                                    =========        =========        =========        =========

   Other
      Net income (loss) available to common shareholders            $      (6)       $      --        $      (3)       $      --
      Net investment gains (losses), net of income taxes                   (1)              --               (1)              --
                                                                    ---------        ---------        ---------        ---------
      Operating earnings (loss) available to common shareholders    $      (5)       $      --        $      (2)       $      --
                                                                    =========        =========        =========        =========

International
      Net income available to common shareholders                   $      41        $      38        $     162        $     144
      Net investment gains (losses), net of income taxes                    3                2                8               19
      Adjustments related to net investment gains (losses),
         net of income taxes                                              (35)              (9)             (36)              25
      Cumulative effect of a change in accounting,
         net of income taxes                                               --               --               --              (30)
      Discontinued operations, net of income taxes                          7               (2)               5               (5)
                                                                    ---------        ---------        ---------        ---------
      Operating earnings available to common shareholders           $      66        $      47        $     185        $     135
                                                                    =========        =========        =========        =========

Reinsurance
      Net income available to common shareholders                   $      28        $      14        $      64        $      70
      Net investment gains (losses), net of income taxes                    4              (11)              16               15
      Adjustments related to net investment gains (losses),
         net of income taxes                                               (2)              10               (7)              (1)
      Cumulative effect of a change in accounting,
         net of income taxes                                               --               --               --               --
                                                                    ---------        ---------        ---------        ---------
      Operating earnings available to common shareholders           $      26        $      15        $      55        $      56
                                                                    =========        =========        =========        =========

(1) Certain amounts in prior periods presented have been reclassified to conform with current period presentation.